UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

December 14, 2021

Date of Report (Date of earliest event reported)

Installed Building Products, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36307	45-3707650
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

495 South High Street, Suite 50

Columbus, Ohio 43215

(Address of principal executive offices, zip code)

(614) 221-3399

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	IBP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On December 14, 2021 (the “Closing Date”), Installed Building Products, Inc., a Delaware corporation (the “Company”), as borrower, entered into a new term loan credit agreement (the “Term Loan Agreement”) with the lenders from time to time party thereto, Royal Bank of Canada as term administrative agent and term collateral agent and RBC Capital Markets, BofA Securities, Inc. and Goldman Sachs Bank USA as joint lead arrangers and joint bookrunners and Loop Capital Markets LLC, U.S. Bank National Association, KeyBanc Capital Markets Inc. and PNC Capital Markets LLC as co-managers. The Term Loan Agreement, subject to the terms and conditions set forth therein, provides for a new seven-year $500,000,000 term loan facility (the “Term Loan”).

On the Closing Date, Royal Bank of Canada, as collateral agent under the Term Loan Agreement, entered into a Lien Sharing and Priority Confirmation Joinder (the “Joinder Agreement”) to a ABL/Term Loan Intercreditor Agreement, dated as of April 13, 2017 (as amended by a First Amendment ABL/Term Loan Intercreditor Agreement dated as of June 19, 2018, by a Second Amendment ABL/Term Loan Intercreditor Agreement dated as of December 17, 2019 and a Third Amendment ABL/Term Loan Intercreditor Agreement dated as of the Closing Date (the “Third Intercreditor Amendment”) (the “Intercreditor Agreement”), among the Company, the subsidiaries of the Company named therein, Bank of America, N.A., as ABL agent, and Royal Bank of Canada, as collateral agent, under the Term Loan Agreement. The Intercreditor Agreement sets forth the relative priorities of each agent’s respective security interests and other matters relating to the administration of those respective security interests.

In connection with the Term Loan Agreement and Third Intercreditor Amendment, the Company also entered into on the Closing Date a Consent and Amendment No. 2 to Credit Agreement (“Amendment No. 2”) with respect to the Credit Agreement dated as of September 26, 2019 (the “ABL Credit Agreement”) among the Company, the financial institutions party thereto and Bank of America, N.A., as administrative agent. Amendment No. 2 provides for the consent of the lenders to the Third Intercreditor Amendment, as required by the ABL Credit Agreement, and conforming updates to definitional provisions in the ABL Credit Agreement.

Proceeds from the Term Loan were used to refinance and repay in full all amounts outstanding under the Amended and Restated Term Loan Agreement, dated as of December 17, 2019 (the “2019 Term Loan Agreement”), by and among the Company, the lenders party thereto, and Bank of America, N.A., as administrative agent, and to discharge and release all security and guarantees in respect thereof. The Company also intends to use the Term Loan pay for certain fees and expenses associated with the closing of the Term Loan and for general corporate purposes, including acquisitions and other growth initiatives.

Maturity, Amortization and Prepayment

The Term Loan amortizes in quarterly principal payments of $1,250,000 starting on March 31, 2022, with any remaining unpaid balances due on December 14, 2028, which is the maturity date.

Subject to certain exceptions, the Term Loan will be subject to mandatory pre-payments equal to (i) 100% of the net cash proceeds from issuances or incurrence of debt by the Company or any of its restricted subsidiaries (other than with respect to certain permitted indebtedness (excluding any refinancing indebtedness); (ii) 100% (with step-downs to 50% and 0% based on achievement of specified net leverage ratios) of the net cash proceeds from certain sales or dispositions of assets by the Company or any of its restricted subsidiaries in excess of a certain amount and subject to reinvestment provisions and certain other exceptions; and (iii) 50% (with step-downs to 25% and 0% based upon achievement of specified net leverage ratios) of excess cash flow of the Company and its restricted subsidiaries in excess of $15,000,000, subject to certain exceptions and limitations.

Security and Guarantees

Subject to certain exceptions, all of the obligations under the Term Loan will be guaranteed by all of the existing and future restricted subsidiaries of the Company (the “Guarantors”).

All obligations under the Term Loan and the guarantees of those obligations, will be secured by substantially all of the assets of the Company and the Guarantors subject to certain exceptions and permitted liens, including, a first-priority security interest in such assets that constitute Term Loan First Lien Collateral and a second-priority security interest in such assets that constitute ABL First Lien Collateral. “ABL First Lien Collateral” includes, subject to certain exceptions, substantially all presently owned and after-acquired accounts, inventory, rights of an unpaid vendor with respect to inventory, deposit accounts, commodity accounts, securities accounts and lock boxes, investment property (other than the equity interests of the Guarantors), cash and cash equivalents, and instruments, chattel paper and certain general intangibles pertaining to the foregoing, and books and records, supporting obligations and documents and related letters of credit, commercial tort claims or other claims related to or given in exchange of any of the foregoing, and proceeds of each of the foregoing.

“Term Loan First Lien Collateral” subject to certain exceptions, consists of assets that are not ABL First Lien Collateral.

Interest Rates

Loans under the Term Loan facility will bear interest based on, at the Company’s election, either the base rate or the Eurodollar rate plus, in each case, an applicable margin (the “Applicable Margin”). The Applicable Margin in respect of loans under the Term Loan Agreement will be (A) 2.25% in the case of Eurodollar rate loans and (B) 1.25% in the case of base rate loans

In addition, the Company paid an arrangement fee of 0.68% of the Term Loan amount.

Covenants

The Term Loan Agreement contains a number of customary affirmative and negative covenants that, among other things, limit or restrict the ability of the Company and the Guarantors to: incur indebtedness; incur liens; engage in mergers or other fundamental changes; sell certain property or assets; pay dividends or other distributions; make acquisitions, investments, guarantees, loans and advances; prepay certain indebtedness; change the nature of their business; engage in certain transactions with affiliates; and incur certain restrictions on contractual obligations.

Events of Default

The Term Loan Agreement contains customary events of default, subject to certain grace periods, thresholds and materiality qualifiers. Such events of default include, without limitation: non-payment of obligations; the material inaccuracy of any representations or warranties; failure to perform or observe covenants; a default related to other material debt that could result in the acceleration of that debt; certain events of bankruptcy or insolvency; judgments for the payment of money in excess of $50,000,000 in the aggregate (subject to an insurance qualifier) that remains unpaid or unstayed and undischarged for a period of 60 consecutive days; and a change of control of the Company. The occurrence and continuance of an event of default could result in, among other things, acceleration of amounts owing under the Term Loan Agreement and termination of the Term Loan Agreement.

Under the Term Loan Agreement, if upon the occurrence and during the continuance of certain events of default, any principal of or interest on any loan under the Term Loan Agreement or any fee or other amount payable by the Company is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount will bear interest at a rate per annum equal to (i) in the case of overdue principal of any loan under the Term Loan Agreement, 2.00% per annum plus the rate otherwise applicable to such loan, or (ii) in the case of any other amount, 2.00% per annum plus interest rate for base rate loans as described above.

The foregoing description of the material terms and conditions of the Term Loan facility does not purport to be complete and is subject to and qualified in its entirety by the full text of the Term Loan Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference, and the Third Intercreditor Amendment, Joinder Agreement, the Term Collateral Agreement, the Term Guarantee Agreement and Amendment No. 2, each dated as of the Closing Date, which are attached hereto as Exhibits 10.3, 10.4, 10.5, 10.6 and 10.7, respectively, and incorporated herein by reference.

Item 1.02. Termination of a Material Definitive Agreement.

On the Closing Date, the Company terminated the 2019 Term Loan Agreement and repaid all outstanding obligations thereunder using proceeds from the Term Loan facility. In connection with the termination of the 2019 Term Loan Agreement, all security interests and pledges granted to the secured parties thereunder were terminated and released. The Company did not incur any early termination penalties in connection with the termination of the 2019 Term Loan Agreement. A description of the 2019 Term Loan Agreement is included in the Company’s Current Report on Form 8-K filed on December 17, 2019, and such description is incorporated by reference into this Item 1.02.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosures under Item 1.01 of this Current Report on Form 8-K relating to the Term Loan Agreement are also responsive to Item 2.03 of this report and are incorporated by reference into this Item 2.03.

Item 7.01. Regulation FD Disclosure.

On December 14, 2021, the Company issued a press release announcing the closing of the Term Loan Agreement. A copy of the press release is furnished as Exhibit 99.1 to this report.

The information contained in this Item 7.01, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. Furthermore, the information contained in this Item 7.01, including Exhibit 99.1 attached hereto, shall not be deemed to be incorporated by reference into any registration statement or other document filed with the Securities and Exchange Commission, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Term Loan Credit Agreement, dated December 14, 2021, by and among Installed Building Products, Inc., the lenders party thereto from time to time, Royal Bank of Canada, as term administrative agent and term collateral agent, and RBC Capital Markets, BofA Securities, Inc. and Goldman Sachs Bank USA as joint lead arrangers and joint bookrunners and Loop Capital Markets LLC, U.S. Bank National Association, KeyBanc Capital Markets Inc. and PNC Capital Markets LLC as co-managers.(1)

10.2	ABL/Term Loan Intercreditor Agreement, dated April 13, 2017, by and among Installed Building Products, Inc., SunTrust Bank, as ABL agent, Royal Bank of Canada, as term loan agent, and each of the agents and certain of the Company’s subsidiaries from time to time party thereto (incorporated by reference from Exhibit 10.3 to the Company’s Form 8-K filed with the Securities and Exchange Commission on April 17, 2017).

10.3	Third Amendment to ABL/Term Loan Intercreditor Agreement, dated December 14, 2021, by and among Installed Building Products, Inc., Bank of America, N.A., as ABL agent, Royal Bank of Canada, as collateral agent and certain of the Company’s subsidiaries from time to time party thereto.

10.4	Lien Sharing and Priority Confirmation Joinder, dated December 14, 2021, among Installed Building Products, Inc., the guarantors named therein, Bank of America, N.A., as ABL agent, and Royal Bank of Canada, as collateral agent under the Term Loan Agreement.

10.5	Term Collateral Agreement, dated December 14, 2021, among Installed Building Products, Inc., certain of its subsidiaries and Royal Bank of Canada, as term collateral agent.(1)

10.6	Term Guarantee Agreement, dated December 14, 2021, among certain of Installed Building Products, Inc.’s subsidiaries and Royal Bank of Canada, as term collateral agent.(1)

10.7	Consent and Amendment No. 2 to Credit Agreement, dated December 14, 2021, by and among Installed Building Products, Inc., the financial institutions party thereto and Bank of America N.A., as administrative agent.(1)

99.1	Press Release of Installed Building Products, Inc. dated December 14, 2021.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

(1)	Exhibits and schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K and will be supplementally provided to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INSTALLED BUILDING PRODUCTS, INC.

Date: December 14, 2021	By:	/s/ Michael T. Miller
Executive Vice President and
Chief Financial Officer